UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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SI Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of SI Financial Group, Inc. (the “Company”).  The meeting will be held at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 11, 2016 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on the operations of the Company.  Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  You can vote your shares via the internet, by telephone or by completing and returning a proxy card.  Voting instructions are printed on your proxy or voting instruction card and are included in the accompanying proxy statement.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

803 MAIN STREET

WILLIMANTIC, CONNECTICUT 06226

(860) 423-4581

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 11, 2016

PLACE	The Savings Institute Bank and Trust Company Financial Center
579 North Windham Road
North Windham, Connecticut

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

(3) An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 14, 2016.

PROXY VOTING

It is important that your shares be represented and voted at the meeting.  You can vote your shares via the internet, by telephone or by completing and returning the proxy or voting instruction card provided to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  A printed proxy card for the annual meeting and a self-addressed envelope will be mailed to all stockholders of record on or about April 11, 2016.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in this proxy statement.

/s/ Laurie L. Gervais

Laurie L. Gervais
Corporate Secretary
April 1, 2016

SI Financial Group, Inc.

Proxy Statement

SI FINANCIAL GROUP, INC.

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of SI Financial Group, Inc. for the 2016 annual meeting of stockholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to SI Financial Group, Inc. as “SI Financial,” the “Company,” “we,” “our” or “us.”

SI Financial is the holding company for Savings Institute Bank and Trust Company.  In this proxy statement, we may also refer to Savings Institute Bank and Trust Company as “Savings Institute” or the “Bank.”

We are holding the 2016 annual meeting at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 11, 2016 at 9:00 a.m., local time.

We intend to provide access to this proxy statement and a proxy card to stockholders of record beginning on or about April 1, 2016.

Important Notice Regarding the Availability of Proxy Materials

for the 2016 Annual Meeting of Stockholders to be held on May 11, 2016

This proxy statement and our 2015 Annual Report are available electronically at www.edocumentview.com/SIFI.  On this website, the Company also posts the 2015 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of SI Financial common stock that you owned as of the close of business on March 14, 2016.  As of the close of business on that date, 12,220,680 shares of SI Financial common stock were outstanding.  Each share of common stock has one vote on each matter presented to stockholders.

Ownership of Shares; Attending the Meeting; Voting

You may own shares of SI Financial in one of the following ways:

•                                          Directly in your name as the stockholder of record;

•                                          Indirectly through a broker, bank or other holder of record in “street name”; or

•                                          Indirectly through: (1) the SI Financial Group, Inc. Stock Fund (the “Stock Fund”) in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”); (2) the Savings Institute Bank and Trust Company Employee Stock Ownership Plan and Trust (the “ESOP”); and/or the trust that holds restricted stock awards issued under the SI Financial Group, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) and the SI Financial Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan” and together with the 2005 Plan, the “Equity Incentive Plans”).

If your shares are registered directly in your name, you are the holder of record of these shares and have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or the internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of SI Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

See “Participants in the ESOP, 401(k) Plan or Equity Incentive Plans” for a discussion of voting rights under those plans.

Quorum and Vote Required

Quorum.  We will have a quorum and be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will be asked to elect three directors to serve a term of three years.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to any nominee.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm or on the advisory vote to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  The affirmative vote of a majority of the votes cast is required to approve each of these proposals.  Abstentions and broker non-votes will have no effect on the proposals.

Effect of Not Casting Your Vote.  If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) or with respect to the advisory vote regarding the compensation of our named executive officers (Item 3 of this Proxy Statement).  Current regulations restrict the ability of your bank or broker to vote your shares in the election of directors and other matters on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf.  These are referred to as broker non-votes.  Your bank or broker does, however, continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

Voting by Proxy

The Board of Directors of SI Financial is requesting that you allow your shares of SI Financial common stock to be represented at the annual meeting by the persons named in the proxy card.  All shares of SI Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends a vote:

•                                          FOR each of the nominees for director;

•                                          FOR ratification of Wolf & Company, P.C. as the independent registered public accounting firm; and

•                                          FOR approval of the compensation of the named executive officers.

If you received a notice and wish to receive a paper copy of the proxy card, you can obtain a copy by:

•                                          Calling (866) 641-4276;

•                                          Visiting www.envisionreports.com/SIFI; or

•                                          e-mailing investorvote@computershare.com with “Proxy Materials SI Financial Group, Inc.” in the subject line.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your SI Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy.  We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the internet or by telephone.  The internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly.  Specific instructions for internet and telephone voting are set forth on the proxy card.  The deadline for voting via the internet or by telephone is 1:00 a.m., Eastern Time, on Wednesday, May 11, 2016.

Participants in the ESOP, 401(k) Plan and Equity Incentive Plans

If you participate in the ESOP, if you invest in SI Financial common stock through the Stock Fund in the 401(k) Plan or if you are a participant in the Equity Incentive Plans, you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans.  Under the terms of the ESOP, all allocated shares of SI Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants.  All unallocated shares of SI Financial common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee received voting instructions from other plan participants, subject to the exercise of its fiduciary duties.  Under the terms of the 401(k) Plan, participants may direct the Stock Fund trustee how to vote the shares credited to their accounts.  The Stock Fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions from other plan participants.  Under the Equity Incentive Plans, participants may direct the plan trustee how to vote the unvested shares of restricted stock awards.  The plan trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by SI Financial.  The deadline for returning your voting instruction cards is May 2, 2016.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of ten members, all of whom are independent under the listing standards of The NASDAQ Stock Market, except for Rheo A. Brouillard and Kevin M. McCarthy.  Mr. Brouillard is not independent because he is President and Chief Executive Officer of SI Financial and Savings Institute.  Mr. McCarthy is not independent as a result of the terms of the non-competition agreement that the Company entered into with Mr. McCarthy in connection with the Company’s acquisition of Newport Bancorp, Inc. and Newport Federal Savings Bank in September 2013.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has made, directly or indirectly, to Mark D. Alliod, Roger Engle, Robert O. Gillard and William R. Harvey.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Mark D. Alliod currently serves as Chairman of the Board of Directors.  Mr. Alliod is independent under the listing requirements of The NASDAQ Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company.  Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors and its committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of March 14, 2016.  All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market.  Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.mysifi.com).

Director	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mark D. Alliod	X	X	X
Rheo A. Brouillard
Roger Engle		X*	X
Donna M. Evan		X	X*
Michael R. Garvey	X*	X	X
Robert O. Gillard	X
William R. Harvey		X	X
Kevin M. McCarthy
Kathleen A. Nealon	X
Dennis Pollack
Number of meetings in 2015	4	6	4

*Chairperson

Audit and Risk Committee.  The Audit and Risk Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.  The committee also receives and reviews the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices.  The Audit and Risk Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters.  The Board of Directors has determined that Messrs. Alliod and Garvey are “audit committee financial experts” under the rules of the Securities and Exchange Commission.  Messrs. Alliod and Garvey are independent under the listing standards of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the President and Chief Executive Officer and other executives and establishes personnel policies.  The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites.  In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives’ total compensation package.  The Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers.  Those recommendations consider the objectives of the compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Consistent with applicable Securities and Exchange Commission disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  The Compensation Committee assessed the Company’s executive and broad-based compensation and benefits to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature.  This risk assessment process included:  a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy.  Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole.  We also believe that our incentive compensation arrangements:  provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, considers the appropriate levels and form of director compensation and makes recommendations to the Board of Directors regarding director compensation.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to SI Financial and monitoring compliance with these policies and guidelines.  In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders.  It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•                                          contributions to the range of talent, skill and expertise appropriate for the Board;

•                                          financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•                                          familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•                                          personal and professional integrity, honesty and reputation;

•                                          the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•                                          the ability to devote sufficient time and energy to the performance of his or her duties;

•                                          independence under applicable Securities and Exchange Commission and listing definitions; and

•                                          current equity holdings in the Company.

The Committee will also consider any other factors it deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.  Further, when identifying nominees to serve as director, the Nominating and Corporate Governance Committee considers its desire to maintain a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process.  The Nominating and Corporate Governance Committee adheres to the following process when it identifies and evaluates individuals to be nominated for election to the Board of Directors:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the Committee members and other members of the Board of Directors, as well as its knowledge of members of Savings Institute’s local communities.  The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below.  The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders.  It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.                                      The name of the person recommended as a director candidate;

2.                                      All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.                                      The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.                                      As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.                                      A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of SI Financial during 2015.  The table excludes perquisites, which did not exceed $10,000 in the aggregate, for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Mark D. Alliod	$41,400	—	$63,700	$1,200	$5,927	$217	$112,444
Roger Engle	37,200	—	63,700	1,200	—	229	102,329
Donna M. Evan	35,600	—	63,700	1,200	—	217	100,717
Michael R. Garvey	34,800	—	63,700	1,200	—	229	99,929
Robert O. Gillard	34,000	—	63,700	1,200	11,979	217	111,096
William R. Harvey	34,400	—	63,700	1,200	—	—	99,300
Henry P. Hinckley(6)	22,400	—	—	—	—	269	22,669
Kevin M. McCarthy	35,200	—	63,700	1,200	1,484	200,000	301,584
Kathleen A. Nealon	32,400	—	63,700	1,200	—	—	97,300
Dennis Pollack	23,600	—	63,700	1,000	—	—	88,300

(footnotes continue on following page)

(1)         See footnote 1 to the directors and executive officers stock ownership table under “Stock Ownership” for the number of unvested shares of restricted stock and performance awards held in trust under the Equity Incentive Plans for each director at March 14, 2016.

(2)         Reflects the aggregate grant date fair value for the granting of 10,000 stock options, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”), based on a value of $6.37 per option.  For information on the assumptions used to compute fair value, see note 11 to the consolidated financial statements.  The actual value, if any, realized from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, the value realized may not be at or near the value estimated above.  As of December 31, 2015, Messrs. Engle, Gillard, Harvey, McCarthy and Pollack and Ms. Evan and Ms. Nealon each held stock options to purchase 10,000 shares of SI Financial’s common stock.  As of December 31, 2015, Messrs. Alliod, Garvey and Hinckley held stock options to purchase 18,981, 27,962 and 0 shares of SI Financial’s common stock, respectively.

(3)         Represents the cash incentive earned by our directors in 2015 and distributed in 2016 under our 2015 Pay for Performance Plan.  The Company performance criteria used to determine incentives for our directors was the same criteria used for our named executive officers and given the same weighting.  See “Compensation Discussion and Analysis” for additional information on our Pay for Performance Plan.

(4)         Reflects the above market earnings on the deferred fee arrangements between Savings Institute and Messrs. Alliod, Gillard and McCarthy.  Under the terms of the arrangements, Messrs. Alliod, Gillard and McCarthy defer a portion of their director fees.

(5)         Reflects dividends paid on unvested restricted stock awards for all directors except for Mr. McCarthy.  Mr. McCarthy’s payments reflect amounts paid under his non-competition agreement.

(6)         Mr. Hinckley retired from the Board of Directors, effective May 13, 2015.

Cash Retainer and Meeting Fees for Non-Employee Directors.  The following table sets forth the applicable retainers and fees to be paid to non-employee directors for their service on Savings Institute’s and SI Financial’s Board of Directors during 2016.

Quarterly Retainer (for service on SI Financial’s Board of Directors)	$3,000
Monthly Retainer (for service on Savings Institute’s Board of Directors)	1,000
Monthly Retainer for Savings Institute’s Chairman of the Board	2,000
Fee per Board or Committee Meeting	400

Board and Committee Meetings

During the year ended December 31, 2015, the Board of Directors of the Company and the Bank each held 12 meetings.  No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2015.

Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend.  All but three of the directors attended the 2015 annual meeting of stockholders.

Code of Ethics and Business Conduct

SI Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct.  The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Audit-Related Matters

Audit and Risk Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.  The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission.  The Audit and Risk Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit and Risk Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit and Risk Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit and Risk Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit and Risk Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit and Risk Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the independent registered public accounting firm is independent, the Audit and Risk Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit and Risk Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit and Risk Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit and Risk Committee acts only in an oversight capacity.  In its oversight role, the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles.  The Audit and Risk Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit and Risk Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.  The Audit and Risk Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Audit and Risk Committee of the Board of Directors

of SI Financial Group, Inc.

Michael R. Garvey — Chairperson

Mark D. Alliod

Robert O. Gillard

Kathleen A. Nealon

Audit Fees.  The following table sets forth the fees billed to the Company for the years ended December 31, 2015 and 2014 by Wolf & Company, P.C.:

	2015	2014

Audit Fees	$256,692	$248,436
Audit-Related Fees (1)	34,264	33,470
Tax Fees (2)	48,965	43,145
All Other Fees	—	—

(1)         Represents fees for audits of the 401(k) Plan and the ESOP.

(2)         Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm.  The Audit and Risk Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit and Risk Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Risk Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2015, all services were approved, in advance, by the Audit and Risk Committee in compliance with these procedures.

Stock Ownership

The following table provides information as of March 14, 2016 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock.  A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding

Maltese Capital Management LLC Maltese Capital Holdings, LLC Terry Maltese 150 East 52nd Street, 30th Floor New York, NY 10022	859,300	(1)	7.03%
Thomson Horstmann & Bryant Inc. 501 Merritt 7 Norwalk, Connecticut 06851	818,152	(2)	6.69%
Wellington Management Group, LLP 280 Congress Street Boston, Massachusetts 02210	760,272	(3)	6.22%
Savings Institute Bank & Trust Company Employee Stock Ownership Plan 803 Main Street Willimantic, Connecticut 06226	735,016	(4)	6.01%
EJF Capital LLC Emanuel J. Friedman EJF Financial Services Fund, LP EJF Financial Services GP, LLC 2107 Wilson Boulevard, Suite 410 Arlington, Virginia 22201	675,000	(5)	5.52%

(1)         Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 11, 2016.

(2)         Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on January 21, 2016.

(3)         Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2016.

(4)         Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2016.

(5)         Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2016.

The following table provides information as of March 14, 2016 about the shares of SI Financial common stock that may be considered to be owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.  The number of shares beneficially owned by all directors and executive officers as a group totaled 5.44% of our outstanding common stock as of March 14, 2016.  Each director and named executive officer owned less than 1.0% of our outstanding common stock as of that date, except for Mr. Brouillard, who owned 1.33% of our common stock.

Name	Number of Shares Owned (1)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total
Directors
Mark D. Alliod	13,996	(2)	8,981	22,977
Rheo A. Brouillard	113,879	(3)	48,981	162,860
Roger Engle	21,360	(4)	—	21,360
Donna M. Evan	23,390		—	23,390
Michael R. Garvey	9,903		12,573	22,476
Robert O. Gillard	25,454	(5)	—	25,454
William R. Harvey	18,173		—	18,173
Kevin M. McCarthy	78,243		—	78,243
Kathleen A. Nealon	6,281		—	6,281
Dennis Pollack	3,930		—	3,930
Named Executive Officers Who Are Not Also Directors
Laurie L. Gervais	61,050	(6)	27,490	88,540
Brian J. Hull	90,002	(7)	—	90,002
Paul R. Little	12,873		12,800	25,673
Lauren L. Murphy	30,675		22,933	53,608
Jonathan S. Wood	15,755		12,000	27,755

All Directors and Executive Officers as a group (16 persons)	527,399		145,758	673,157

(1)   This column includes the following:

	Unvested Shares of Restricted Stock and Performance Awards Held in Trust	Allocated Shares Held in ESOP Trust	Shares Held in Trust in 401(k) Plan
Mr. Alliod	750	—	—
Mr. Brouillard	16,667	10,823	17,973
Mr. Engle	750	—	—
Ms. Evan	750	—	—
Mr. Garvey	750	—	—
Mr. Gillard	750	—	—
Mr. Harvey	—	—	—
Mr. McCarthy	—	—	—
Ms. Nealon	—	—	—
Mr. Pollack	—	—	—
Ms. Gervais	11,667	6,871	19,948
Mr. Hull	—	8,622	17,970
Mr. Little	2,967	3,830	—
Ms. Murphy	10,417	6,016	2,381
Mr. Wood	6,583	2,236	2,618

(2)               Includes 1,212 shares held by Mr. Alliod’s daughter, 250 shares held by the individual retirement account of Mr. Alliod’s daughter and 2,229 shares held by the individual retirement account of Mr. Alliod’s spouse.

(3)               Includes 898 shares held by Mr. Brouillard’s spouse and 2,659 shares held by the individual retirement account of Mr. Brouillard’s spouse.

(4)               Includes 22 shares and 43 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.

(5)               Includes 3,959 shares held by the individual retirement account of Mr. Gillard’s spouse.

(6)               Includes 449 shares held in custodian accounts for each of Ms. Gervais’ two children.

(7)               Includes an aggregate of 898 shares held in custodian accounts for Mr. Hull’s children.

Items to be Voted on by Stockholders

Item 1 — Election of Directors

The Company’s Board of Directors consists of ten members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Rheo A. Brouillard, Roger Engle and Kevin M. McCarthy.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above.  If any of the nominees is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated in each individual’s biography is as of December 31, 2015.  There are no family relationships among the directors or executive officers.  The indicated period for service as a director includes service as a director of Savings Institute.

Board Nominees for Terms Ending in 2019

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute and SI Financial since 1995 and 2004, respectively.  Age 61.  Director since 1995.

Mr. Brouillard’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Savings Institute serves affords the Board valuable insight regarding the business and operations of Savings Institute.  Mr. Brouillard’s knowledge of SI Financial’s and Savings Institute’s business and history position him well to continue to serve as President and Chief Executive Officer.

Roger Engle was the President of The Crystal Water Company, a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000.  Mr. Engle served as the First Selectman for the town of Brooklyn, Connecticut from November 2005 until November 2009.  As First Selectman, Mr. Engle oversaw all functions of the town, including the budgeting process, issuance of bonds and maintenance of public infrastructure.  He was also a director of Connecticut Water Service, Inc. (NASDAQ: CTWS), which delivers water to customers throughout 42 towns in Connecticut and Massachusetts, from 2000 to 2005.  Age 77.  Director since 1998.

Mr. Engle’s experience as President of The Crystal Water Company and First Selectman provides the Board valuable management level experience, including insight into the budget process.  In addition, Mr. Engle’s continued involvement in community organizations and local political matters is a vital component of a well-rounded board.

Kevin M. McCarthy joined Newport Federal Savings Bank (“Newport Federal”) in 1989 and was the President and Chief Executive Officer of Newport Federal before it merged into Savings Institute in September 2013.  Mr. McCarthy served as Vice President, Director of Policy and Supervision at the Federal Home Loan Bank of Boston from 1977 to 1989 and was a savings and loan examiner with the Federal Home Loan Bank Board from 1973 to 1977.  Mr. McCarthy served on the Board of the Federal Home Loan Bank of Boston from 2004 to 2012 and the Community Bank Council of the American Bankers Association from 2008 to 2013.  Mr. McCarthy was a director of Newport Bancorp, Inc. and its wholly-owned subsidiary, Newport Federal, from 1993 until it merged into Savings Institute in September 2013.  Age 68.  Director since 2013.

Mr. McCarthy’s insight into the historical operations of Newport Federal and his extensive experience in the Rhode Island banking industry affords the Board valuable insight.

Directors with Terms Ending in 2017

Mark D. Alliod is the President and sole owner of Mark D. Alliod CPA PC, a public accounting firm in South Windsor, Connecticut.  Age 52.  Director since 2005.

Mr. Alliod provides expertise with regard to tax, financial and accounting matters.  Also, as owner of an accounting firm, Mr. Alliod brings small business knowledge and management experience.  He has the background to qualify as SI Financial’s audit committee financial expert.

Michael R. Garvey became the principal and owner of the public accounting firm of Garvey, Steele & Company, LLP, which provides audit and tax services throughout Connecticut, on January 1, 2015.  Previously, he was the principal and owner of Garvey & Associates, LLC.  As a principal of an accounting firm, Mr. Garvey is responsible for monitoring the firm’s risk management, strategic plan and overall firm operations.  Mr. Garvey is also a principal and owner of Professional Payrolls, LLC, which provides payroll processing services to small, local businesses in New London, Connecticut.  Age 51.  Director since 2007.

Mr. Garvey is a certified public accountant and has the financial background and expertise in financial accounting, auditing and tax matters to qualify as an audit committee financial expert.  In addition, Mr. Garvey possesses substantial small company management experience as the owner of Professional Payrolls, LLC.

Robert O. Gillard is the Chairman and owner of the O.L. Willard Company, Inc., a material supply company with locations in Storrs and Willimantic, Connecticut.  Age 69.  Director since 1999.

Mr. Gillard’s career as a small business executive provides SI Financial with organizational understanding and expertise.  Further, through his business, Mr. Gillard has gained comprehensive knowledge of the homebuilding industry throughout Eastern Connecticut, which aids the Board in its oversight of the lending function.  In addition, as an active member of the community, including being a member of the Design Review subcommittee of the Mansfield Planning Board and his previous service on the Greater Windham Community Foundation, Mr. Gillard is knowledgeable of the local consumer environment.

Kathleen A. Nealon, a certified public accountant, is the Chief Financial Officer of the Professional Planning Group, a Westerly, Rhode Island-based company that provides an array of financial planning services.  Ms. Nealon was a director of Newport Bancorp, Inc. and its wholly-owned subsidiary, Newport Federal, from 2005 until it merged into Savings Institute in September 2013.  Before serving as a director with Newport Federal, Ms. Nealon was a director of Westerly Savings Bank from 2004 until it merged with Newport Federal in 2005.  Age 63.  Director since 2013.

Ms. Nealon brings financial, accounting and management expertise to the Board.  Ms. Nealon also provides the Board with knowledge of our Rhode Island market.

Directors with Terms Ending in 2018

Donna M. Evan is a Sales Manager for WILI AM/FM, a commercial radio station located in Willimantic, Connecticut.  Her responsibilities include working with local and regional businesses to market products and services, soliciting business from local and regional businesses and communicating with advertising agencies to coordinate advertising for national clients.  Age 67.  Director since 1996.

Ms. Evan brings significant business and management level experience from a setting outside of the financial services industry.  In addition, through her business experience, Ms. Evan has gained significant marketing knowledge and valuable insight into current buying trends and the local economic environment, adding additional value to the Board.

William R. Harvey is an attorney and partner in the law firm Harvey, Carr & Hadfield.  Mr. Harvey was a director of Newport Bancorp, Inc. and its wholly-owned subsidiary, Newport Federal, from 1987 until it merged into Savings Institute in September 2013.  Age 69.  Director since 2013.

Mr. Harvey’s extensive legal career, make his contributions to the Board in the areas of leadership, consensus building, corporate governance and litigation oversight very important.  Mr. Harvey also provides the Board with knowledge of our Rhode Island market.

Dennis Pollack has held numerous executive positions, including Divisional President at Sony Corporation of America, President and CEO of the Connecticut Bank of Commerce, President and CEO of The Savings Bank of Rockland County, Chief Operating Officer at Paulson & Company, a multi-billion dollar hedge fund, and President and CEO of Pegasus Funding Group.  Mr. Pollack served as a member of the Board of Directors of TF Financial Corp. until its sale to National Penn Bancshares, Inc. in October 2014, served as Chairman of the Board of Presilient, LLC until October 2015 and is a member of the Board of Directors of Prudential Bancorp, Inc. (NASDAQ:  PBIP)  Mr. Pollack has authored numerous articles on the state of banking which appeared in Bottomline Magazine and The Bankers Magazine.  Pursuant to the terms of the Agreement, dated February 25, 2015, between the Company and Lawrence B. Seidman and various affiliates of Mr. Seidman, the Company agreed to appoint Mr. Pollack to the Board of Directors.  Age 65.  Director since 2015.

Mr. Pollack’s substantial experience as President, CEO and director of community banking organizations, in-depth knowledge of community bank lending, and additional management and Board experience involving the oversight of private and non-profit organizations provides the Company with valuable and relevant expertise as a director.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit and Risk Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to ratification by stockholders.  A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast, the Audit and Risk Committee of the Board of Directors may consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Item 3 — Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

The proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  We urge stockholders to read the Compensation Discussion and Analysis beginning on page 18 of this proxy statement and related compensation tables and narrative beginning on page 26, which provide detailed information on our compensation policies and practices for our named executive officers.

The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

of SI Financial Group, Inc.

Roger Engle - Chairperson

Mark D. Alliod

Donna M. Evan

Michael R. Garvey

William R. Harvey

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis provides information about the 2015 compensation for our Chief Executive Officer, Chief Financial Officer and our next three most highly-compensated executive officers who were serving as an executive officer at the end of 2015, as well as our former Chief Financial Officer who retired in April 2015:

•	Rheo Brouillard	President and Chief Executive Officer
•	Lauren Murphy	Senior Vice President and Chief Financial Officer
•	Laurie Gervais	Executive Vice President and Chief Administrative Officer
•	Jonathan Wood	Executive Vice President, Retail Banking
•	Paul Little	Senior Vice President and Chief Lending Officer
•	Brian Hull	Former Chief Operating Officer and Chief Financial Officer

Compensation information for these individuals, who we refer to collectively as our “named executive officers” or “NEOs,” is presented in the tables following this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis describes our executive compensation program for 2015.  It also describes how the Compensation Committee of the Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our named executive officers, and discusses key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market-competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term stockholder value.

2015 Financial Results and Administrative Changes

Financial Highlights

Notwithstanding only modest and gradual improvement in economic conditions, the Company was still able to attain several of its financial goals, including:

•                  Managed loan growth. Increased commercial real estate, residential real estate and commercial business loan originations of $53.1 million, $33.8 million and $17.0 million for 2015, which resulted in a $120.5 million, or 11.5%, increase in net loans for 2015;

•                  Increase in core deposits.  Increased deposits of $47.3 million, or 4.7%, from $1.01 billion at December 31, 2014 to $1.06 billion at December 31, 2015, primarily due to an increase in core deposits;

•                  Growth in mortgage loan originations.  Increased mortgage banking revenue of $186,000 for 2015 due to the increase in residential loan originations; and

•                  Reduction in expenses.  Reduced operating expenses by $921,000, or 2.2%, from $41.5 million for the year ended December 31, 2014 to $40.6 million for the year ended December 31, 2015 resulting in a decrease in the efficiency ratio from 84.05% to 82.16%.

Administrative Highlights

•                  Change in Responsibilities for members of the Management Team.  Brian J. Hull retired as Chief Operating Officer and Chief Financial Officer of the Company and the Bank on April 10, 2015. Following Mr. Hull’s retirement, Lauren L. Murphy became Senior Vice President and Chief Financial Officer of the Company and the Bank and Laurie L. Gervais became Executive Vice President and Chief Administrative Officer of the Company and the Bank.  Ms. Murphy is a certified public accountant and has served in various finance and accounting roles since joining our organization in 2004.  Prior to her promotion to Chief Financial Officer she served as the Principal Accounting Officer of the Company since 2013.  Ms. Gervais has over 32 years of service with the Bank and as our Chief Administrative Officer she is responsible for Security and Facilities, Deposit Operations, Electronic Banking, Loan Servicing and the Call Center, in addition to her role as Director of Human Resources.

•                  Management promotions. In April 2015, Jonathan Wood, was promoted to Executive Vice President, Retail Banking.  Mr. Wood has lead the Bank’s Retail Banking division since 2012 and has built a solid team of sales professionals throughout the Bank’s branch network.

The Company believes it has a strong management team and their continued efforts and leadership will play a critical role in the Company’s ability to execute its strategic goals.

2015 Key Compensation Decisions for our active NEOs

We believe our 2015 executive compensation program for our named executive officers was consistent with the objectives of our compensation philosophy and our financial performance.  The Compensation Committee and our Board of Directors took the following actions in 2015.

•                                          Adjusted Base Salaries to target Peer Group median and new responsibilities for certain NEOs.  Following annual performance reviews and in the case of Ms. Gervais and Ms. Murphy in connection with the increased responsibilities that came with their promotions in 2015, the Compensation Committee increased base salaries in 2015 for Mr. Brouillard, Ms. Gervais, Ms. Murphy, Mr. Wood and Mr. Little by 8.7%, 25.0%, 23.0%, 7.0% and 4.0%, respectively.   The modest increases for Messrs. Brouillard, Wood and Little recognize their contributions to the Company and the Bank in 2015 and the Compensation Committee’s philosophy of generally targeting base salaries for our NEOs at the median level of our peers. The larger salary increases for Ms. Gervais and Ms. Murphy acknowledge the expansion of their job responsibilities, as well as their contributions to the Company and the Bank in 2015.  See “Administrative Highlights” and “Executive Compensation — Summary Compensation Table” for additional information on the change in roles of our management team in 2015 and the 2015 base salaries paid to our NEOs.

•                                          Distributed cash incentives to our active NEOs under our 2015 Pay for Performance Plan (“2015 PFP”).  The Company achieved certain of its target performance goals under the 2015 PFP, resulting in a distribution of 30% of each active NEO’s target 2015 cash incentive opportunity.  See “Short-term Cash-Based Incentive Compensation” for detailed information on our 2015 PFP.  See also “Executive Compensation — Summary

Compensation Table” and “Executive Compensation — Grant of Plan-Based Awards” for the actual incentives earned by our active NEOs in 2015.

•                                          Granted equity awards to active NEOs. All of our active named executive officers received equity grants in 2015. We continue to believe that equity awards link our named executive officers’ compensation to increases in our stock price and serve as a retention tool. See “Executive Compensation — Grant of Plan-Based Awards” for information on the 2015 active NEO equity awards.

•                                          Revised Mr. Brouillard’s Employment Agreement and the Change in Control Agreements with Ms. Gervais, Ms. Murphy and Mr. Little and extended the term of all the NEO agreements for an additional year.  The Company and the Bank amended and restated Mr. Brouillard’s employment agreement and the change in control agreements for Ms. Gervais, Ms. Murphy and Mr. Little to reflect a “best net benefits” approach in managing Section 280G liabilities. In addition, the term of the agreements with Messrs. Brouillard and Little and Ms. Gervais and Ms. Murphy was extended through September 23, 2018. Mr. Wood’s change in control agreement was extend through December 31, 2017.  Employment and change in control agreements provide our active named executive officers with financial security and the Company and the Bank with management stability. See “Executive Compensation—Employment and Change in Control Agreements” for a discussion of the terms and conditions of the agreements. See also, “Executive Compensation—Potential Post-Termination Benefits Tables” for the compensation payable to the active named executive officers upon termination of employment under certain conditions.

2015 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the approval of the compensation of our named executive officers (“Say-on-Pay”) at our 2015 annual meeting.  The results were that 94% of our stockholders who voted on the Say-on-Pay proposal voted in favor of it.  The Compensation Committee considered this positive result as an affirmation of its compensation-related policies and decisions.

Compensation Philosophy

Our 2015 compensation and benefits program for our named executive officers focused on motivating and retaining our talented management team.  More specifically, our program was designed to accomplish the following objectives:

•                                          Align the interests of our named executive officers with the interests of stockholders;

•                                          Tie annual cash incentives to the achievement of measurable corporate and individual performance;

•                                          Reward executives for enhancing long-term stockholder value;

•                                          Balance rewards for the achievement of both short-term and long-term SI Financial objectives and ensure sound risk management; and

•                                          Encourage ownership of SI Financial common stock.

Our compensation program for our named executive officers holds our executives accountable for Company performance and rewards for delivering superior performance and enhanced stockholder returns.

Elements of Our Compensation and Benefits Program

To achieve our objectives we have structured a compensation and benefits program that provides our named executive officers with the following:

•                                          Competitive Base Pay;

•                                          Short-Term Cash-Based Incentives;

•                                          Long-term Equity Incentives;

•                                          Retirement Benefits; and

•                                          Employment/Change in Control Agreements.

The elements of a named executive officer’s total compensation package will vary depending upon the executive’s job position and responsibilities with SI Financial and Savings Institute.

Role of Compensation Committee

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually giving due consideration to prevailing market practice, our overall compensation philosophy and the costs associated with the arrangements.  The Compensation Committee operates under a written charter that establishes its responsibilities.  The Compensation Committee and Board of Directors review the charter annually to ensure the scope of the charter is consistent with the Compensation Committee’s role.  Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program.  The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Role of Management

Management provides data, analyses, input and recommendations to the Compensation Committee through our Chief Executive Officer and Chief Administrative Officer.  The Compensation Committee considers our Chief Executive Officer’s evaluation of each named executive officer’s performance and recommendation of appropriate compensation.  However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.  Our Chief Administrative Officer also assists the Compensation Committee, providing support to the Compensation Committee Chairman as requested.

Role of Compensation Consultant

The Compensation Committee did not engage a compensation consultant in 2015. However, the Compensation Committee considered the information provided in the 2012 McLagan Executive Compensation Review (along with salary and bonus peer data gathered by the Chief Administrative Officer from the SNL Financial Compensation Review for Banks and Thrifts) when making its compensation decisions in 2015.  The 2012 McLagan Executive Compensation Review included, but was not limited to, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), an assessment of perquisites, retirement benefits and bonuses for named executive officers, an assessment of the Company’s financial performance relative to its peers, a review of board and committee compensation and equity compensation.  See “Peer Group” for information on the peer group the Company used in making compensation decisions for its named executive officers in 2015.

Peer Group

The Compensation Committee considers information about the practices of other comparable companies, as well as evolving market practices, when it makes compensation decisions.  The Compensation Committee considers the compensation levels and arrangements of similarly situated executives, in addition to other factors, in connection with its decision making process.  Duties, responsibilities and tenure with the Company also are weighed by the Committee.   The peer group used by the Compensation Committee was initially developed by McLagan in 2012 using objective parameters that reflect banks of similar asset sizes.  In 2015, the Chief Administrative Officer updated the peer group to reflect the Company’s 2015 demographics and also removed companies from the peer group that were acquired between 2012 and 2015.  This new peer group (the “2015 Peer Group”) was used by the Compensation Committee in making decisions on Mr. Brouillard’s 2015 cash compensation.  As of December 31, 2015 the asset size for the peer group ranged from approximately $300 million to $2.7 billion.

Name	State	Asset Size
First Connecticut Bancorp, Inc.	Connecticut	$2,708,546
Enterprise Bancorp, Inc.	Massachusetts	2,285,531
Blue Hills Bancorp, Inc.	Massachusetts	2,114,343
Merchants Bancshares, Inc.	Vermont	2,021,198
Hingham Institution for Savings	Massachusetts	1,768,528
BSB Bancorp, Inc.	Massachusetts	1,692,405
Chemung Financial Corp.	New York	1,619,926
Cape Bancorp, Inc.	New Jersey	1,601,985
Lake Sunapee Bank	New Hampshire	1,518,521
Westfield Financial, Inc.	Massachusetts	1,339,930
Bankwell Financial Group, Inc.	Connecticut	1,330,372
Clifton Bancorp, Inc.	New Jersey	1,167,739
Ocean Shore Holding Co.	New Jersey	1,043,379
Evans Bancorp, Inc.	New York	939,107
Salisbury Bancorp, Inc.	Connecticut	891,192
Chicopee Bancorp, Inc.	Massachusetts	678,574
Patriot National Bancorp, Inc.	Connecticut	640,725
Coastway Bancorp, Inc.	Rhode Island	528,418
Georgetown Bancorp, Inc.	Massachusetts	296,124

Base Salary

Our goal is to provide our executive officers with base salaries that are competitive, reflect their tenure and individual experience and are consistent with their individual performance.  The Compensation Committee has established base salary ranges for each named executive officer using the median base salaries paid to similarly situated executives.  In 2015, the Compensation Committee reviewed the cash compensation surveys prepared by the American Bankers Association and the Connecticut Bankers Association, as well as the base salary recommendations made in the 2012 McLagan Executive Compensation Review for purposes of determining base salaries for all of our active NEOs, except Mr. Brouillard.  The Compensation Committee utilized the 2015 Peer Group data to evaluate Mr. Brouillard’s base salary in 2015.  Generally, base salaries are reviewed on an annual basis in connection with each named executive officer’s performance review or in the event of a promotion.    See “Executive Compensation — Summary Compensation Table” for the base salaries paid to our named executive officers in 2015.

Short-Term Cash-Based Incentive Compensation

A major element of our compensation philosophy is to tie annual cash incentives to the achievement of measurable corporate and individual performance.  Our annual Pay for Performance Program (“PFP”) provides a vehicle to reward participants for superior company and individual performance.  During 2015, each of our active named executive officers was eligible to participate in the 2015 PFP.  The Compensation Committee, in conjunction with the Asset Liability Committee, established the performance goals for each of our named executive officers under the 2015 PFP.  The performance measures for the 2015 PFP were the same as the 2014 PFP: (1) return on average assets; (2) noninterest expenses; and (3) earnings per share.  Each performance measure was assigned a specific weighting: return on average assets (30%), noninterest expenses (30%) and earnings per share (40%).

The following table sets forth the Threshold, Target and Maximum performance goals under the 2015 PFP, as well as the Company’s 2015 performance results.

	Performance Goals			2015 Actual
Objective	Threshold	Target	Maximum	Results
Return on Average Assets	40.0 bp	44.4 bp	48.8 bp	33.7 bp
Noninterest Expenses	$44,206	$40,187	$36,168	$40,124
Earnings Per Share	0.43	0.48	0.53	0.36

The 2015 PFP incentive pay opportunities for Mr. Brouillard were 25% of median base salary of job grade at the threshold level, 37.5% at the target level and 50% at the maximum level.  For our other active named executive officers, the opportunities were 20% of median base salary of job grade at the threshold level, 30% at the target level and 40% at the maximum level.  See “Executive Compensation — Grant Plan-Based Awards” for each active NEOs incentive opportunities under the 2015 PFP.

Based on our financial performance in 2015, active NEO cash incentives earned in 2015 were paid out based on our achievement of our target noninterest expenses performance goal.  However, no cash incentives were paid with regard to the Company’s return on assets or earnings per share as those performance goals were not achieved in 2015.  Cash incentives earned in 2015 were distributed in the first quarter of 2016.

Name	Base Salary at Midpoint	Target Level %	100% Target Value of 2015 PFP	Noninterest Expenses Target % of 2015 PFP	Value of 2015 PFP incentive earned
Mr. Brouillard	$426,161.18	37.5%	$159,810.44	30.0%	$47,943.13
Ms. Murphy	191,420.60	30.0	57,426.09	30.0	17,227.85
Ms. Gervais	257,269.07	30.0	77,180.72	30.0	23,154.21
Mr. Wood	191,420.60	30.0	57,426.09	30.0	17,227.85
Mr. Little	214,390.55	30.0	64,317.16	30.0	19,295.15

Long-Term Equity Incentives

The Compensation Committee developed a long-term incentive program that utilizes our 2005 Equity Incentive Plan and 2012 Equity Incentive Plan to align the interests of our named executive officers with our stockholders and focus our executives on long-term sustained performance through the grant of stock options, restricted stock and performance awards.  In accordance with the Company’s desire to link the personal financial and economic interests of its named executive officers with those of the Company’s stockholders, in 2015 the Compensation Committee granted restricted stock awards to Mr. Brouillard, Ms. Gervais, Ms. Murphy and Mr. Wood that vest equitably over a three-year period with the first installment vesting on the grant date.  The Compensation Committee also granted an incentive stock option to Mr. Little in 2015, which vests ratably over a five-year period with the first installment vesting on the anniversary of the date of grant.  See “Executive Compensation — Grant of Plan-Based Awards” for detailed information on the equity awards granted to the active NEOs in 2015.  All of Mr. Hull’s outstanding unvested equity awards were forfeited in April 2015 in connection with his retirement.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis based on the shares available under the Company’s Equity Incentive Plans.  The Compensation Committee’s determination of grant dates or stock option exercise prices is made after carefully considering the timing of earnings releases and/or other material non-public information to ensure there is no manipulation of the market to an executive’s benefit.  The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.  SI Financial never times the release of material non-public information to affect the value of executive compensation.  In general, the release of such information reflects established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.  In accordance with the Company’s Equity Incentive Plans, options are granted at an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the date of grant.

Retirement Benefits

All of our active named executive officers participate in the Savings Institute’s ESOP and 401(k) Plan.  In addition to the tax-qualified plans, the Savings Institute maintains non-qualified supplemental retirement arrangements with Mr. Brouillard and Ms. Gervais which provide for supplemental retirement benefits based on a fixed percentage of each executive’s three highest years of compensation.  Savings Institute also maintains a non-qualified supplemental executive retirement plan (“SERP”) for Mr. Brouillard which provides Mr. Brouillard with benefits he would have received under the ESOP and 401(k) Plan, but for certain Internal Revenue Code limitations that reduce benefits for highly compensated executives under tax-qualified retirement plans.  In addition, the SERP provides Mr. Brouillard with a supplemental stock ownership benefit in the event of a change in control prior to the full repayment of the ESOP loans.  The Committee reviews our retirement programs on an annual basis to ensure that they are consistent with prevailing market practices, our overall executive compensation philosophy and are cost effective.  See “Executive Compensation—Non-Qualified Plans” for details on these programs.

Our retirement plans and arrangements are consistent with the arrangements provided to senior executive officers in the banking industry and assist us in attracting and retaining top talent by providing executives with financial security in retirement.

Executive Agreements

An important consideration in our ability to attract and retain key executives is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities.  Accordingly, we believe it is in the best interest of the Company and its stockholders to provide our key executives with reasonable financial arrangements in the event of termination of employment.  Therefore, we maintain an employment agreement with Mr. Brouillard and change in control agreements with our other active named executive officers.  See “Executive Compensation—Employment and Change in Control Agreements” for the details of these arrangements.   The Executive Agreements do not contain gross ups or provide for severance benefits upon termination for cause or upon voluntary termination of employment.

The use of employment and change in control agreements is common among our competitors and therefore influences our use of such arrangements to retain our current management team.  The Compensation Committee periodically reviews the terms of the employment and change in control agreements.  For additional information regarding the executive agreements, see the section headed “Employment and Change in Control Agreements” following the “Summary Compensation Table.”

In connection with his retirement, Mr. Hull entered into a consulting agreement with the Bank and the Company.  The Boards of Directors of the Bank and the Company believe that Mr. Hull’s long-term tenure with the Company and the Bank, as well as his financial expertise provides a valuable resource to our management team.  Mr. Hull received a monthly retainer of $5,000 through January 1, 2016 and will receive $1,400 a month from February 1, 2016 through July 31, 2016.  Mr. Hull is also reimbursed any reasonable business expenses associated with his services.

Perquisites

We provide our named executive officers with reasonable perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers.  The perquisites are reviewed periodically and adjusted as necessary.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program.  Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation programs, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Stock Ownership Guidelines

We have not adopted formal stock ownership requirements for our named executive officers.  As a practical matter, our named executive officers and directors are expected to hold a meaningful interest in our stock.  See the “Stock Ownership” section of this proxy statement for information on each named executive’s holdings in our common stock.

Risk Assessment

The Compensation Committee does not believe any of the current compensation policies and practices encourages excessive risk-taking.  Effective internal controls are in place at the management level and are supported by the oversight and administration of the Compensation Committee.

Executive Compensation

Summary Compensation Table.  The following table provides information concerning total compensation earned or paid to the principal executive officer, each individual who served as principal financial officer during 2015 and the three other most highly compensated executive officers of SI Financial who served in such capacities at December 31, 2015.  These six officers are referred to as the named executive officers in this proxy statement.

					Non-Equity	Change in Pension Value and Nonqualified
			Option	Stock	Incentive Plan	Deferred Compensation		All Other
			Awards	Awards	Compensation	Earnings		Compensation	Total
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)	($)		($)(3)	($)

Rheo A. Brouillard	2015	$418,252	$—	$118,600	$47,943	$261,083		$34,327	$880,205
President and Chief Executive	2014	388,630	—	—	78,338	139,430		40,911	647,309
Officer	2013	370,385	—	—	—	231,415		38,066	639,866
Brian J. Hull(4)	2015	91,674	—	—	—	—	(5)	7,458	99,132
Former Executive Vice President,	2014	249,874	—	—	37,834	42,322		27,192	357,222
Chief Operating Officer, Chief	2013	237,212	—	—	—	121,492		30,767	389,471
Financial Officer and Treasurer
Laurie L. Gervais	2015	208,000	—	118,600	23,154	177,464		23,626	550,844
Executive Vice President, Chief	2014	171,077	—	—	28,150	52,871		17,629	269,727
Administrative Officer	2013	158,077	—	—	—	81,602		18,983	258,662
Paul R. Little	2015	206,462	63,700	—	19,295	—		22,746	312,203
Senior Vice President,	2014	197,115	—	—	31,528	—		16,962	245,605
Chief Lending Officer	2013	170,385	—	—	—	—		18,130	188,515
Lauren L. Murphy	2015	188,154	—	118,600	17,228	—		17,903	341,885
Senior Vice President,	2014	160,654	—	—	25,134	—		14,105	199,893
Chief Financial Officer
Jonathan S. Wood	2015	179,825	—	94,880	17,228	—		20,491	312,424
Executive Vice President,
Retail Banking Officer

(1)                      Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with FASB ASC Topic 718 — Share Based Payment (“ASC 718”).  The amounts were based upon a fair value using the Black-Scholes option pricing model of $6.37 for the options granted.  For information on the assumptions used to compute the fair value, see note 11 of the notes to the consolidated financial statements.  The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(2)                      These amounts reflect the aggregate grant date fair value for outstanding restricted stock awards and performance awards granted during the year, computed in accordance with ASC 718 and are based on the Company’s stock price as of the date of grant, which was $11.86.  The amounts were calculated assuming that all performance conditions have been satisfied.

(footnotes continued on following page)

(3)                      Details of the amounts reported in the “All Other Compensation” column for 2015 are provided in the table below.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

	Mr. Brouillard	Mr. Hull	Ms. Gervais	Mr. Little	Ms. Murphy	Mr. Wood
Employer matching contributions to 401(k) Plan	$7,950	$3,885	$7,085	$7,140	$4,044	$6,239
Fair market value of allocations under the ESOP	14,793	—	13,182	13,285	11,906	11,609
Economic benefit of employer-paid premiums for split-dollar life insurance agreements	7,717	2,825	1,292	1,290	300	1,980
Dividends paid on unvested restricted stock awards	3,867	748	2,067	1,031	1,653	663

(4)                   Mr. Hull retired from the Bank on April 10, 2015.  In connection with Mr. Hull’s retirement, the Bank and Mr. Hull entered into a consulting agreement, under which he received $5,000 per month until January 1, 2016 and $1,400 a month from February 1, 2016 through July 31, 2016.

(5)                   Mr. Hull recognized a decrease of $38,304 in the actuarial present value of his accumulated benefit under his pension plan.

Employment and Change in Control Agreements

SI Financial and Savings Institute maintain a three-year employment agreement with Mr. Brouillard.  On each anniversary date of the agreement and in connection with Mr. Brouillard’s performance review, the Board of Directors may renew the term of the agreement for an additional year so that the remaining term will be three years.  The employment agreement provides for a base salary and, among other things, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel.  The employment agreement also contains a non-competition and non-solicitation restriction if Mr. Brouillard’s employment is terminated for good reason (as defined in the agreement) or without cause (as defined in the agreement).  Mr. Brouillard’s employment agreement has been extended through December 31, 2018 and his current base salary is $450,000.

Savings Institute maintains change in control agreements with Mr. Little, Ms. Gervais, Ms. Murphy and Mr. Wood.  These agreements provide each executive with cash severance and the continuation of certain benefits if their employment is terminated in connection with a change in control.  In connection with each executive’s annual review, the Board of Directors may renew the agreements for an additional year so that the remaining term will be three years (two years for Mr. Wood).  The change in control agreements have been extended through September 23, 2018 (December 31, 2017 for Mr. Wood).

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments that Messrs. Brouillard, Little and Wood and Ms. Gervais and Ms. Murphy may receive under their agreements upon termination of employment.

Grants of Plan-Based Awards

The following table provides certain information as to grants of plan-based awards for the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Number of Shares of Stock or	Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Units	Options (2)	Awards	Awards (3)

Rheo A. Brouillard	—	$106,540	$159,810	$213,081	—	—	$—	$—
	9/23/2015	—	—	—	10,000	—	—	118,600
Brian J. Hull	—	—	—	—	—	—	—	—
Laurie L. Gervais	—	51,454	77,181	102,908	—	—	—	—
	9/23/2015	—	—	—	10,000	—	—	118,600
Paul R. Little	—	42,878	64,317	85,756	—	—	—	—
	9/23/2015	—	—	—	—	10,000	11.86	63,700
Lauren L. Murphy	—	33,512	50,268	67,024	—	—	—	—
	9/23/2015	—	—	—	10,000	—	—	118,600
Jonathan S. Wood	—	38,284	57,426	76,568	—	—	—	—
	9/23/2015	—	—	—	8,000	—	—	94,880

(1)          These columns illustrate the possible payouts for each named executive officer under the 2015 Pay-for-Performance Program.  See “Summary Compensation Table” for the actual 2015 payouts.

(2)          Vests in five equal annual installments commencing on the first anniversary of the date of grant.

(3)          Sets forth the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718.  The grant date fair value for stock awards is equal to the number of awards multiplied by $11.86, the closing price for SI Financial’s common stock on the date of grant.  Also reflects the aggregate grant date fair value for stock options in accordance with FASB ASC Topic 718.  The amounts were based on a fair value for each option of $6.37 using the Black-Scholes option pricing model.

Pay-for-Performance Program

Our 2015 Pay-for-Performance Program was designed to reward employees and our directors for their contribution towards our success.  Our named executive officers earned cash incentives under this program based on the Company’s achievement of specific financial performance measures.  See “Compensation Discussion and Analysis” for a detailed discussion of the 2015 Pay-for-Performance Program.  See “Summary Compensation Table” for the actual 2015 payouts to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning options and stock awards that have not vested as of December 31, 2015 for each named executive officer.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)(1)	Number of securities underlying unexercised options Unexercisable (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)

Rheo A. Brouillard	2/24/2010	8,981	—	$5.68	2/24/2020	—		$—
	2/16/2011	8,000	2,000	9.40	2/16/2021	—		—
	10/24/2012	30,000	20,000	11.01	10/24/2022	—		—
	10/24/2012	—	—	—	—	5,000	(3)	68,250
	10/24/2012	—	—	—	—	12,498	(4)	170,598
	9/23/2015	—	—	—	—	6,667	(5)	91,005
Brian J. Hull	—	—	—	—	—	—		—
Laurie L. Gervais	2/24/2010	4,490	—	5.68	2/24/2020	—		—
	2/16/2011	4,000	1,000	9.40	2/16/2021	—		—
	10/24/2012	18,000	12,000	11.01	10/24/2022	—		—
	10/24/2012	—	—	—	—	2,500	(3)	34,125
	10/24/2012	—	—	—	—	6,249	(4)	85,299
	9/23/2015	—	—	—	—	6,667	(5)	91,005
Paul R. Little	3/21/2012	600	400	11.20	3/21/2022	—		—
	10/24/2012	12,000	8,000	11.01	10/24/2022	—		—
	9/23/2015	—	10,000	11.86	9/23/2005	—		—
	9/21/2011	—	—	—	—	467	(6)	6,375
	10/24/2012	—	—	—	—	1,250	(3)	17,063
	10/24/2012	—	—	—	—	3,125	(4)	42,656
Lauren L. Murphy	6/14/2007	3,143	—	13.93	6/14/2017	—		—
	2/24/2010	4,490	—	5.68	2/24/2020	—		—
	2/16/2011	2,000	500	9.40	2/16/2021	—		—
	3/21/2012	600	400	11.20	3/21/2022	—		—
	10/24/2012	12,000	8,000	11.01	10/24/2022	—		—
	10/24/2012	—	—	—	—	1,875	(3)	25,594
	10/24/2012	—	—	—	—	4,687	(4)	63,978
	9/23/2015	—	—	—	—	6,667	(5)	91,005
Jonathan S. Wood	10/24/2012	12,000	8,000	11.01	10/24/2022	—		—
	10/24/2012	—	—	—	—	625	(3)	8,531
	10/24/2012	—	—	—	—	1,563	(4)	21,335
	9/23/2015	—	—	—	—	5,333	(5)	72,795

(1)               All stock options granted vest in five equal annual installments commencing on the first anniversary of the date of grant.

(2)               Based on $13.65 per share, the closing price of SI Financial’s common stock on December 31, 2015.

(3)               Remaining stock awards vest on October 24, 2016.

(4)               The performance stock award vests in four equal annual installments commencing on February 26, 2014 and in each case is subject to continued employment with the Company and the achievement of certain performance metrics.  If such performance metrics have not been satisfied as of such dates the awards may vest on a subsequent vesting date if the tangible book value of the Company’s common stock on that date equals or exceeds the value on the grant date.  All unvested stock awards after the fourth vesting date will be forfeited.

(5)               Remaining stock awards vest in two annual installments commencing on September 23, 2016.

(6)               Remaining stock awards vest on September 21, 2016.

Options Exercised and Stock Vested

The following table provides information concerning the exercise of stock options and the vesting of stock awards for each named executive officer, on an aggregate basis, during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise (1)	Number of shares acquired on vesting	Value realized on vesting (2)

Rheo A. Brouillard	89,810	$82,671	13,333	$162,029
Brian J. Hull	48,542	77,309	3,125	36,813
Laurie L. Gervais	24,249	16,079	8,333	100,779
Paul R. Little	—	—	2,967	36,145
Lauren L. Murphy	1,347	1,172	7,083	85,467
Jonathan S. Wood	—	—	3,917	46,943

(1)               The value realized upon exercise is equal to the aggregate fair market value on the dates of exercise less the exercise price or the grant date, multiplied by the number of shares exercised.

(2)               The value realized upon vesting is equal to the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares acquired.  In some cases, the amount reported is the aggregate of shares vesting from more than one grant of restricted stock.

Pension Benefits

The following table presents an estimation of the present value of the pension benefits payable to each named executive officer at December 31, 2015.  Mr. Little, Ms. Murphy and Mr. Wood have not entered into a executive supplemental retirement arrangement or any other defined benefit pension arrangement with SI Financial or Savings Institute.

Name	Plan Name	Present Value of Accumulated Benefit ($)(1)
Rheo A. Brouillard	Savings Institute Executive Supplemental Retirement Plan	$2,803,908
Brian J. Hull	Savings Institute Executive Supplemental Retirement Plan	1,439,525
Laurie L. Gervais	Savings Institute Executive Supplemental Retirement Plan	1,287,828

(1)               The present value has been calculated assuming the named executive officer will remain in service until Normal Retirement Age (as defined in the plan) without a reduction in benefits.  The accumulated benefit is calculated in accordance with FASB ASC Topic 710 — Compensation and Topic 715 — Compensation — Retirement Benefits, using a 6.00% discount rate.

Executive Supplemental Retirement Plan.  Savings Institute maintains an executive supplemental retirement plan arrangement for Messrs. Brouillard and Hull and Ms. Gervais.  Each executive is entitled to a retirement benefit based on a fixed percentage of the average of his or her three highest years of compensation.  Benefits are payable upon the earlier of an executive’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the executive’s years of service and age total 80 for Mr. Brouillard and Ms. Gervais or 78 for Mr. Hull.  If an executive terminates employment before satisfaction of these requirements, he or she may receive an early retirement benefit that would be adjusted by 2% for each point by which the sum of his or her age and years of service is less than 80 for Mr. Brouillard and Ms. Gervais or 78 for Mr. Hull.  Executives may elect to receive their plan benefits in a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment.  See “Potential Post-Termination

Benefits” for a description of the benefits provided under the supplemental executive retirement plan arrangements.

Split-Dollar Life Insurance Agreements.  Savings Institute maintains individual split-dollar life insurance agreements with Messrs. Brouillard and Hull and Ms. Gervais to encourage the officers to continue to render high quality service to Savings Institute in exchange for financial protection for their beneficiaries if they die.  The death benefits provided under the split-dollar life insurance agreements are funded through bank-owned life insurance policies.  Savings Institute pays all of the life insurance premiums.  See “Potential Post-Termination Benefits” for a description of the benefits provided under the agreements.

Nonqualified Deferred Compensation Plan

The following table provides information with respect to the Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan (“SERP”).  Messrs. Brouillard and Hull participate in the SERP.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings ($)	Aggregate Balance at Last Fiscal Year End ($)

Rheo A. Brouillard	Supplemental Executive Retirement Plan	$27,935	$10,969	$137,244
Brian J. Hull	Supplemental Executive Retirement Plan	—	63	484

Supplemental Executive Retirement Plan.  Savings Institute maintains a supplemental executive retirement plan that provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan.  Savings Institute’s Board of Directors has designated Mr. Brouillard and Ms. Gervais to participate in the plan.  The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans.  The benefits under the plan will be paid to Mr. Brouillard and Ms. Gervais at the same time benefits are paid under the ESOP and 401(k) Plan.  See “Potential Post-Termination Benefits” for a description of the benefits provided under the plan.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause.  If a named executive officer is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.  All unvested stock options and restricted stock awarded to the named executive officers under the Equity Incentive Plans would be forfeited upon termination for cause.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason.  Under the terms of the employment agreement with Mr. Brouillard, if SI Financial or Savings Institute elects to terminate Mr. Brouillard for reasons other than for cause, or if Mr. Brouillard resigns for good reason (as defined below), the executive (or, in the event of death, his beneficiaries) is entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreement, along with all contributions that would have been made on behalf of the executive during the remaining term of the agreement pursuant to any of SI Financial or Savings Institute sponsored-employee benefit plan.  In addition, Savings Institute or SI Financial would continue and/or pay for the executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

If Mr. Little, Ms. Gervais, Ms. Murphy or Mr. Wood are terminated without cause or for good reason, each would retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for good reason or without cause.

All unvested stock options and restricted stock awarded under the Equity Incentive Plans to named executive officers would be forfeited upon termination without cause or for good reason.

Payments Made Upon Disability.  Under the employment agreement with Mr. Brouillard, if he becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination.  He would continue to receive disability payments until the earlier of: (1) the date he returns to full employment with us; (2) his death; or (3) age 65.  All disability payments would be reduced by the amount of any benefits payable under our disability plans.  In addition, Mr. Brouillard would continue to be covered to the greatest extent possible under all benefit plans in which he participated before his disability as if he were actively employed by us.

If Mr. Little, Ms. Gervais, Ms. Murphy or Mr. Wood becomes disabled and his or her employment is terminated, each will be entitled to benefits payable under our disability plans.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he becomes disabled and his employment is terminated.

Under the terms of the supplemental executive retirement plan arrangements, if an executive becomes disabled, Savings Institute will transfer funds to a contingent liability trust equal to its accrued plan liability for the executive as of the date of the disability.  When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Upon termination due to disability, outstanding stock options granted pursuant to the Equity Incentive Plans vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest upon termination of employment due to disability.

Payments Made Upon Death.  Under his employment agreement, Mr. Brouillard’s estate is entitled to receive the compensation due to him through the end of the month in which his death occurs.

Mr. Little’s, Ms. Gervais’, Ms. Murphy’s or Mr. Wood’s estate is entitled to receive compensation due to him or her through the date of his or her death.

All benefits credited to Mr. Brouillard and Ms. Gervais under the supplemental executive retirement plan are non-forfeitable and therefore payable to his beneficiaries if he dies.

Under the terms of the supplemental executive retirement plan arrangements, should an executive die while employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment.

Pursuant to the split-dollar life insurance agreements with Messrs. Brouillard and Hull and Ms. Gervais, if an executive dies following his termination of employment, the death benefit provided under his split-dollar life insurance agreement is determined in accordance with the methodology set forth in his agreement.  The death benefit will not exceed the excess of the net-at-risk amount under the policies for the inactive officer provided, however, that the death benefit provided to a beneficiary of an inactive officer will be reduced to three times the officer’s compensation (as defined in the agreement), if, as of the officer’s death, the officer had an irrevocable election to receive a lump sum distribution of his benefits (if any) payable under the executive supplemental retirement plan agreement.

Upon termination of employment due to death, outstanding stock options granted pursuant to the Equity Incentive Plans vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options.  Restricted stock awards granted under the plans also vest upon death.

Payments Made Upon a Change in Control.  Mr. Brouillard’s employment agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, he receives a severance payment equal to 2.99 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”).  For this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued during the period.  Mr. Brouillard will also receive the contributions he would have received under our retirement programs for a period of thirty-six months, as well as health, life, dental and disability coverage for that same time period.  Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the “base amount” constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts.  The employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from SI Financial and Savings Institute, exceed three times their base amount (“280G Limit”), at his option, he may receive either the full amount of the total payments payable in connection with a change in control or a reduced amount of the total payments payable in connection with a change in control such that the excise tax would not apply.

The change in control agreements provide that if, following a change in control, the officer’s employment is terminated without cause or he or she voluntarily terminates employment for good reason, he or she will be entitled to a severance payment equal to three times (two times for Mr. Wood) the average of his or her annual compensation over the five calendar years preceding the change in control, plus coverage under Savings Institute’s health and welfare plans for thirty-six months (twenty-four months forMr. Wood).  The terms “change in control” and “good reason” are defined in the change in control agreement.  The change in control agreements provide that, at the executive’s option, he or she may receive either option, the full amount of the total payments payable in connection with a change in control or a reduced amount of the total payments payable in connection with a change in control such that the excise tax would not apply.

Under the terms of the executive supplemental retirement plan agreements, if a participant terminates employment in connection with a change in control (as defined in the plan), the participant will be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within 5 days of the participant’s termination of employment.  Payments made under the agreements upon a change in control may be categorized as parachute payments and, therefore, count towards each executive’s 280G Limit.

Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan.  After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control.  The allocations of shares or cash proceeds will be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.  Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the ESOP and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan.  The supplemental benefit is equal to the benefit the participants would have received under the ESOP had the participants remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided.  All benefits received under this plan count towards the participant’s 280G Limit.

In the event of a change in control of SI Financial or Savings Institute, outstanding stock options granted pursuant to the Equity Incentive Plans vest and, if the option holder is terminated other than for cause within twelve months of the change in control, will remain exercisable until the expiration date of the stock options.  Restricted stock awards granted to these officers under the plans also vest upon a change in control.  The value of the accelerated options and restricted stock grants count towards an executive’s 280G Limit.

Potential Post-Termination Benefits Tables.  The amount of compensation payable to each named executive officer upon termination for cause, termination without cause or for good reason, a change in control followed by termination of employment, disability, death and retirement is shown below.  The amounts shown assume that such termination was effective as of December 31, 2015, and thus, include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination.  The amounts do not include the executive’s account balances in Savings Institute’s tax-qualified retirement plans to which each executive has a non-forfeitable interest.  The amounts shown relating to unvested options and restricted stock awards are based on the fair market value of SI Financial’s common stock on December 31, 2015, which was $13.65.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from SI Financial.

The following table provides the amount of compensation payable to Mr. Brouillard for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason	Disability	Death	Retirement	Change in Control with Termination of Employment (3)

Cash payment	$—	$1,171,952	$759,007	$—	$—	$1,476,936
Health and welfare benefits(2)	—	53,127	59,567	—	—	57,957
401(k) Plan matching contribution and ESOP benefit	—	112,366	—	—	—	112,366
Executive Supplemental Retirement Plan benefit	—	2,803,908	2,803,908	1,443,854	2,803,908	2,803,908
Income attributable to accelerated value of stock options	—	61,300	61,300	61,300	—	61,300
Income recognized upon vesting of restricted stock	—	329,852	329,852	329,852	—	329,852
Split-dollar benefit	—	—	—	2,206,146	—	—
Supplemental executive retirement plan benefit	137,438	137,438	137,438	137,438	137,438	137,438
Total payment	$137,438	$4,669,943	$4,151,072	$4,178,590	$2,941,346	$4,979,757

(1)                  Disability payment equals the executive’s base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.

(2)                  Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.

(3)                  Mr. Brouillard’s employment agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed 2.99 times the 280G Limit.  If a change in control had occurred on December 31, 2015, the amount shown would have been reduced by $209,785 to reflect Mr. Brouillard’s 280G Limit.  See “Potential Post-Termination Benefits — Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Ms. Gervais for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason	Disability	Death	Retirement	Change in Control with Termination of Employment (2)

Cash payment	$—	$—	$—	$—	$—	$623,236
Health and welfare benefits (1)	—	—	—	—	—	40,607
Executive supplemental retirement plan benefit	—	1,287,828	1,287,828	361,549	1,287,828	1,287,828
Income attributable to accelerated value of stock options	—	—	35,930	35,930	—	35,930
Income recognized upon vesting of restricted stock	—	—	210,428	210,428	—	210,428
Split-dollar benefit	—	—	—	969,304	—	—
Total payment	$—	$1,287,828	$1,534,186	$1,577,211	$1,287,828	$2,198,029

(1)                  Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.

(2)                  Ms. Gervais’ change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, her severance payment cannot exceed three times the 280G Limit.  If a change in control had occurred on December 31, 2015, the amount shown would have been reduced by $70,578 to reflect Ms. Gervais’ 280G Limit.  See “Potential Post-Termination Benefits — Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Mr. Little for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment (1)
Cash payment	$—	$—	$—	$—	$595,719
Income attributable to accelerated value of stock options	—	40,000	40,000	—	40,000
Income recognized upon vesting of restricted stock	—	66,093	66,093	—	66,093
Total payment	$—	$106,093	$106,093	$—	$701,809

(1)                  Mr. Little’s change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed three times the 280G Limit.  If a change in control had occurred on December 31, 2015, the amount shown would have been reduced by $16,146 to reflect Mr. Little’s 280G Limit.  See “Potential Post-Termination Benefits — Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Ms. Murphy for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment (2)
Cash payment	$—	$—	$—	$—	$540,397
Health and welfare benefits (1)	—	—	—	—	57,957
Income attributable to accelerated value of stock options	—	24,225	24,225	—	24,225
Income recognized upon vesting of restricted stock	—	180,576	180,576	—	180,576
Total payment	$—	$204,801	$204,801	$—	$803,155

(1)                  Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.

(2)                  Ms. Murphy’s change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, her severance payment cannot exceed three times the 280G Limit.  If a change in control had occurred on December 31, 2015, the amount shown would have been reduced by $85,618 to reflect Ms. Murphy’s 280G Limit.  See “Potential Post-Termination Benefits — Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Mr. Wood for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment (2)
Cash payment	$—	$—	$—	$—	$318,623
Health and welfare benefits (1)	—	—	—	—	29,759
Income attributable to accelerated value of stock options	—	21,120	21,120	—	21,120
Income recognized upon vesting of restricted stock	—	102,662	102,662	—	102,662
Total payment	$—	$123,782	$123,782	$—	$472,164

(1)                  Reflects the value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 24 months.

(2)                  Mr. Wood’s change in control agreement provides that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, his severance payment cannot exceed two times the 280G Limit.  If a change in control had occurred on December 31, 2015, the amount shown would not have been reduced because the 280G Limit for Mr. Wood was not met.  See “Potential Post-Termination Benefits — Payments Made Upon a Change in Control.”

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and stockholders who own greater than 10% of our common stock are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors complied with applicable reporting requirements for transactions in SI Financial common stock during 2015.

Policies and Procedures for Approval of Related Persons Transactions

SI Financial maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons.  Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of SI Financial, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•                  the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•                  SI Financial is, will or may be expected to be a participant; and

•                  any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•                  any compensation paid to an executive officer of SI Financial if the Compensation Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•                  any compensation paid to a director of SI Financial if the Board or an authorized committee of the Board approved such compensation; and

•                  any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of SI Financial business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to SI Financial’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit and Risk Committee.  In determining whether to approve or ratify a related person transaction, the Audit and Risk Committee will consider all relevant factors, including:

•                  whether the terms of the proposed transaction are at least as favorable to SI Financial as those that might be achieved with an unaffiliated third party;

•                  the size of the transaction and the amount of consideration payable to the related person;

•                  the nature of the interest of the related person;

•                  whether the transaction may involve a conflict of interest; and

•                  whether the transaction involves the provision of goods and services to SI Financial that are available from unaffiliated third parties.

A member of the Audit and Risk Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by SI Financial to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Savings Institute to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and must not involve more than the normal risk of collectability or present other unfavorable features.  Savings Institute is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit Savings Institute to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The Bank acquired Newport Federal in September 2013.  Newport Federal maintained a loan program whereby employees, including executive officers and directors, could obtain loans with a one percent interest rate discount and reduced closing costs.  The Bank assumed such loans as part of the merger.  The following information is furnished for outstanding loans to related persons (directors, executive officers and their immediate family members) under these loan programs during 2015.

	Largest Aggregate Principal Outstanding for 2015	Principal Outstanding at December 31, 2015	Principal Paid During 2015	Interest Paid During 2015	Interest Rate Payable
William R. Harvey	$110,708	$95,625	$15,083	$2,853	2.75%

All other outstanding loans made by Savings Institute to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Savings Institute, and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Savings Institute’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to SI Financial’s Code of Ethics and Business Conduct, all executive officers and directors of SI Financial must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of SI Financial.  Such potential conflicts of interest include, but are not limited to: (1) SI Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or in competition with SI Financial.

Submission of Business Proposals

and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than December 1, 2016.  If next year’s annual meeting is held on a date more than 30 calendar days from May 11, 2017, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.  The Company’s Bylaws provide that for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the meeting; provided that if less than 100 days’ notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.  Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit and Risk Committee.  All other communications should be sent to the attention of the Chairperson of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet.  We believe that these rules allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 1, 2016, the proxy materials for the 2016 Annual Meeting (which includes the 2015 Annual Report to Stockholders) have been available at the following web site: www.edocumentview.com/SIFI.  On this website, the Company also posts the Company’s 2015 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.  Any stockholder who wishes to receive a printed copy of proxy materials and the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 14, 2016 upon written request to Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 SI Financial Group, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 11, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/SIFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Rheo A. Brouillard 02 - Roger Engle 03 - Kevin M. McCarthy For Against Abstain ForAgainst Abstain 2. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Advisory vote to approve the compensation of the company’s named executive officers as disclosed in the proxy statement. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 3 2 D V2 6 6 6 9 7 1 029FHC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 11, 2016 The proxy statement, including the notice of the 2016 annual meeting of stockholders, and the Company’s 2015 Annual Report are available at http://www.edocumentview.com/SIFI. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS — MAY 11, 2016, 9:00 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of SI Financial Group, Inc. (the “Company”), consisting of Michael R. Garvey and Kathleen A. Nealon, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders to be held on May 11, 2016 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and Proposals 2 and 3. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. The above signed acknowledges receipt from SI Financial Group, Inc. before the execution of this proxy, of a proxy statement for the annual meeting of stockholders and an Annual Report to Stockholders for the year ended December 31, 2015. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 SI Financial Group, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Voting Instruction Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Rheo A. Brouillard 02 - Roger Engle 03 - Kevin M. McCarthy For Against Abstain ForAgainst Abstain 2. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Advisory vote to approve the compensation of the company’s named executive officers as disclosed in the proxy statement. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 6 6 9 7 6 <STOCK#> 02BR6C MMMMMMMMM C B A X IMPORTANT ANNUAL MEETING INFORMATION

. SI FINANCIAL GROUP, INC. 2005 EQUITY INCENTIVE PLAN SI FINANCIAL GROUP, INC. 2012 EQUITY INCENTIVE PLAN VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 11, 2016 I understand that First Bankers Trust Services, Inc. is the holder of record and custodian of all unvested restricted shares of SI Financial Group, Inc. (the “Company”) common stock awarded to me under the SI Financial Group, Inc. 2005 and 2012 Equity Incentive Plans. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 11, 2016. Accordingly, please vote my shares as set forth on the reverse. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Dear Stock Award Recipient:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the enclosed white and purple voting instruction card to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 11, 2016. Also enclosed is a Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all shares of restricted stock awarded to you under the SI Financial Group, Inc. 2005 and 2012 Equity Incentive Plans (collectively referred to as the “Equity Incentive Plan”) that are unvested as of March 14, 2016, the record date for the Annual Meeting. The Trustee will vote the shares of the Company’s common stock held in the Equity Incentive Plan Trust in accordance with instructions it receives by May 2, 2016.  If the Trustee does not receive your voting instructions by that date, the Trustee will vote your unvested shares of Company common stock as directed by the Company.

Please complete, sign and return the enclosed white and purple voting instruction card in the postage-paid envelope provided by Computershare. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards.  Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

MMMMMMMMMMMM . SI Financial Group, Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Rheo A. Brouillard 02 - Roger Engle 03 - Kevin M. McCarthy For Against Abstain ForAgainst Abstain 2. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Advisory vote to approve the compensation of the company’s named executive officers as disclosed in the proxy statement. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 2 6 6 6 9 7 2 029FIC MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 11, 2016 The proxy statement, including the notice of the 2016 annual meeting of stockholders, and the Company’s 2015 Annual Report are available at http://www.edocumentview.com/SIFI. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS — MAY 11, 2016, 9:00 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of the Board of Directors of SI Financial Group, Inc. (the “Company”), consisting of Michael R. Garvey and Kathleen A. Nealon, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders to be held on May 11, 2016 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows. This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and Proposals 2 and 3. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the annual meeting. The above signed acknowledges receipt from SI Financial Group, Inc. before the execution of this proxy, of a proxy statement for the annual meeting of stockholders and an Annual Report to Stockholders for the year ended December 31, 2015. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 SI Financial Group, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your voting instruction card, you may choose one of the voting methods outlined below to vote your voting instruction card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/SIFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Rheo A. Brouillard 02 - Roger Engle 03 - Kevin M. McCarthy For Against Abstain ForAgainst Abstain 2. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Advisory vote to approve the compensation of the company’s named executive officers as disclosed in the proxy statement. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 6 6 9 7 3 029FKB MMMMMMMMM C B A Annual Meeting Voting Instruction Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. SAVINGS INSTITUTE BANK AND TRUST COMPANY PROFIT SHARING AND 401(K) SAVINGS PLAN (“401(k) PLAN”) VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 11, 2016 I hereby direct Fidelity Management Trust Company (as trustee for SI Financial Group, Inc. Stock Fund in the 401(k) Plan) to vote all shares of SI Financial Group, Inc. common stock credited to my 401(k) Plan account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as set forth on the reverse. q IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 SI Financial Group, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your voting instruction card, you may choose one of the voting methods outlined below to vote your voting instruction card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/SIFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Rheo A. Brouillard 02 - Roger Engle 03 - Kevin M. McCarthy For Against Abstain ForAgainst Abstain 2. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. Advisory vote to approve the compensation of the company’s named executive officers as disclosed in the proxy statement. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 6 6 9 7 4 029FLB MMMMMMMMM C B A Annual Meeting Voting Instruction Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. SAVINGS INSTITUTE BANK AND TRUST COMPANY EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2016 I hereby direct First Bankers Trust Services, Inc. (the “ESOP Trustee”) to vote all shares of SI Financial Group, Inc. common stock allocated to my ESOP account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as set forth on the reverse. q IF YOU HAVE NOT DIRECTED THE TRUSTEE TO VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Dear Participant:

As a participant in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”) and/or the Savings Institute Bank and Trust Company Employee Stock Ownership Plan, as amended and restated (the “ESOP”), I am forwarding you the enclosed green 401(k) Plan and/or blue ESOP voting instruction cards to convey your voting instructions to Fidelity Management Trust Company (the “Trustee” for the Stock Fund in the 401(k) Plan) and to First Bankers Trust Services, Inc. (the “Trustee” for the ESOP) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. (the “Company”) to be held on May 11, 2016. Also enclosed is a Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a holder of Company common stock through the 401(k) Plan and/or the ESOP, you are entitled to direct the Trustee how to vote the shares of Company common stock credited to your account(s) as of March 14, 2016, the record date for the Annual Meeting.  If the Trustee does not receive your voting instructions by May 2, 2016, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions from other 401(k) Plan participants and/ or ESOP participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed green and/or blue voting instruction cards in the postage-paid envelope provided by Computershare. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards.  Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer